Exhibit 10.3

CONSENT TO CREDIT AGREEMENT

THIS CONSENT TO CREDIT AGREEMENT (this “Consent”) is entered into as of May 20, 2013, by and among Dialogic Corporation, a British Columbia corporation (“Borrower”), Dialogic Inc., a Delaware corporation formerly known as Veraz Networks, Inc. (“Parent”), Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as administrative agent for the Lenders (“Administrative Agent”), and the financial institutions named as lenders on the signature pages hereto (the “Lenders”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Pursuant to Section 5.3 of the Credit Agreement, Borrower is required to deliver the items set forth in clauses (b) and (c) to Schedule 5.3 to the Credit Agreement (the “First Quarter Reports”) to Administrative Agent by the date hereof;

WHEREAS, Borrower desires to deliver the First Quarter Reports to Administrative Agent after the date hereof, but on or before June 30, 2013 (the “Fiscal Quarter Reports Extension”), notwithstanding the terms of Section 5.3 of the Credit Agreement;

WHEREAS, Pursuant to Section 5.24 of the Credit Agreement, Borrower is required to file a first quarter 10-Q (the “First Quarter 10-Q”) by the date hereof;

WHEREAS, Borrower desires to file the First Quarter 10-Q after the date hereof, but on or before June 30, 2013 (the “10-Q Extension”; together with the Fiscal Quarter Reports Extension, the “Extensions”);

WHEREAS, without the prior written consent of the Required Lenders, the failure to deliver the First Quarter Reports and to file the First Quarter 10-Q on or before the date hereof would constitute a breach of Section 5.3 and Section 5.24 of the Credit Agreement, respectively;

WHEREAS, Borrower has requested that Administrative Agent and Required Lenders consent to the Extensions and Administrative Agent and Required Lenders have agreed to do so, subject to the conditions contained in this Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below and in reliance upon the representations and warranties set forth in Section 4 below, Required Lenders hereby consent to the Extensions. The failure to deliver the First Quarter Reports and evidence that the First Quarter 10-Q has been filed on or before June 30, 2013 shall constitute an immediate Event of Default. The foregoing consent shall not constitute (x) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (y) a waiver of, or consent to, any breach of, or any Event of Default under, the Credit Agreement or any other Loan Document or (z) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

3. Conditions to Effectiveness of Consent. This Consent shall become effective upon the satisfaction of the following conditions (each in form and substance satisfactory to Administrative Agent):

(a) each party hereto shall have executed and delivered this Consent to Administrative Agent;

(b) Administrative Agent shall have received a fully executed copy of the Waiver from the Term Lenders to the Borrower and its affiliates dated as of May 20, 2013; and

(c) no Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Consent, Borrower hereby represents and warrants to Administrative Agent and the Lenders:

(a) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Consent, in each case as if made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless otherwise qualified by materiality, Material Adverse Changes or a dollar threshold, in which case they shall be true in all respects) on and as of such earlier date or (ii) to the extent that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement (it being understood that the Agent has not requested any such update);

(b) no Default or Event of Default has occurred and is continuing; and

(c) this Consent constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

5. Release.

(a) In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and Borrower on behalf of itself, its Subsidiaries, and each of their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, Lenders, Wells Fargo, Wells Fargo Capital Finance, LLC, Wells Fargo Capital Finance, Inc., and Wells Fargo Bank, N.A. and their successors and assigns, and their present and former shareholders, predecessors, directors, officers, attorneys, employees, agents and other representatives and their affiliates, subsidiaries and divisions engaged in the provision of

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financial services to Borrower and any of its subsidiaries (Administrative Agent, each Lender, Wells Fargo, Wells Fargo Capital Finance, LLC, Wells Fargo Capital Finance, Inc. and Wells Fargo Bank, N.A. and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Parent, Borrower or such Subsidiary or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Consent for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Parent and Borrower, on behalf of itself and each of its Subsidiaries understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Parent and Borrower, on behalf of itself and each of its Subsidiaries agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6. Miscellaneous.

(a) Expenses. Each of Parent and Borrower, on behalf of itself and each of its Subsidiaries, agrees to pay on demand all costs and expenses of Administrative Agent (including the reasonable fees and expenses of outside counsel for Administrative Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Consent and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

(b) Governing Law. This Consent shall be a contract made under and governed by the laws of the province of Ontario, Canada.

(c) Counterparts. This Consent may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Consent.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

/s/ Anthony Housefather Name: Anthony Housefather Title: EVP and General Counsel

DIALOGIC, INC., a Delaware corporation formerly known as Veraz Networks, Inc.

/s/ Anthony Housefather Name: Anthony Housefather Title: EVP and General Counsel

WELLS FARGO FOOTHILL CANADA ULC, as Administrative Agent and as a Lender

/s/ Domenic Cosentino Name: Domenic Cosentino Title: Vice President